Table of Contents

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1178 Broadway, 3rd Floor

New York, NY 10001

(877) 708-8868

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Schmidt

Chief Executive Officer

1178 Broadway, 3rd Floor

New York, NY 10001

(877) 708-8868

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Max Lindenfeld, Esq.

Pearl Cohen Zedek Latzer Baratz LLP

7 Times Square, 19th Floor

New York, New York 10036

Tel: (646) 878-0800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 28, 2026

PRELIMINARY PROSPECTUS

Nixxy, Inc.

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell up to $100,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NIXX.” On May 27, 2026, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.61 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and under similar headings in the applicable prospectus supplement, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Available Information.”

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Overview

Nixxy Inc., a Nevada corporation (along with its subsidiaries, “we”, “Nixxy”, “the Company”, “us”, and “our”), is focused on building an artificial intelligence-enabled communications and data infrastructure platform that supports global telecommunications services and transaction-enabled workflows.

The Company operates a carrier-scale telecommunications network delivering wholesale voice and messaging services, enhanced by automation, data analytics, and AI-driven routing technologies. In parallel, the Company is developing an integrated platform designed to support the convergence of communications and financial workflows across global markets.

During the period from 2023 through 2025, the Company completed a strategic transformation from a recruitment and staffing services business into a communications and infrastructure technology company, including the sale and divestiture of substantially all legacy recruiting operations. As of December 31, 2025, the Company no longer maintains controlling ownership of its former recruiting marketplace business and is primarily engaged in telecommunications services, data infrastructure, and related platform initiatives.

The Company’s strategy is focused on scaling its communications infrastructure, improving operating performance through automation and AI-enabled routing, and expanding into adjacent infrastructure, software, and transaction-enabled markets, including communications-driven financial workflows.

Recent Developments

Securities Purchase Agreement

On March 30, 2026, the Nixxy, Inc. (the “Company”) entered into share purchase agreements (the “Agreements”) with several investors for the sale of its common stock, par value $0.0001 (each a “Share”). The Company sold 1,481,482 Shares to five investors for a price per Share of $0.675 (such price agreed upon in February 2026) for a total of $1,000,000. The Agreements contain customary representations, warranties and covenants that were made solely for the benefit of the parties to the Agreements.

Corporate History

We were incorporated in January 2015 as a Delaware corporation. Effective March 31, 2019 (the “Effective Date”), we completed a merger with Recruiter.com, Inc. (“Pre-Merger Recruiter.com”), an affiliate of the Company, pursuant to a Merger Agreement and Plan of Merger, dated March 31, 2019 (the “Merger”). At the effective time of the Merger, our newly formed wholly owned subsidiary merged with and into Pre-Merger Recruiter.com, with Pre-Merger Recruiter.com continuing as the surviving corporation and as our wholly owned subsidiary.

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Following the Merger, on May 9, 2019, we changed our corporate name to Recruiter.com Group, Inc. Our fiscal year end was also changed, as of the Effective Date, from March 31 to December 31.

Immediately prior to the completion of the Merger, Pre-Merger Recruiter.com owned approximately 98% of our outstanding shares of common stock (“Common Stock”). The Merger did not result in a change of control of our Company, as the principal stockholders of Pre-Merger Recruiter.com had controlled the Company since October 2017 and the Merger simply increased their control. In addition, our President and Chief Financial Officer served as the Chief Executive Officer of Pre-Merger Recruiter.com and the majority of our directors at the time were directors (or designees) prior to the Merger. Further, our current Chairman was retained as a consultant prior to the Merger with the understanding that if the Merger occurred, he would be appointed as our Executive Chairman.

On May 13, 2020, we effected a reincorporation from the State of Delaware to the State of Nevada. Following the approval by our stockholders at a special meeting held on May 8, 2020, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Recruiter.com Group, Inc., a Nevada corporation and our wholly owned subsidiary (“Recruiter.com Nevada”), pursuant to which we merged with and into Recruiter.com Nevada, with Recruiter.com Nevada continuing as the surviving entity.

On August 4, 2023, the Company approved a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On August 22, 2023, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes with the Nevada Secretary of State to affect a reverse stock split of the Common Stock, and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-fifteen (15).

On September 27, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation to change the legal name of the Company from Recruiter.com Group, Inc. to Nixxy, Inc., effective as of December 1, 2024.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 incorporated herein by reference, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our Common Stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders. Please also read carefully the section below entitled “Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement in which the prospectus is a part (“Prospectus”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Prospectus, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential growth or growth prospects, future research and development, sales and marketing and general and administrative expenses, and our objectives for future operations, are forward-looking statements. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation, the following:

•	our ability to continue as a going concern;
•	raise additional capital, if needed, to support our operations;
•	the rate and degree of market acceptance of our products and services;
•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;
•	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	our ability to compete effectively in a competitive industry;
•	our ability to achieve positive cash flow from operations;
•	our ability to continue to meet the Nasdaq Capital Market requirements;
•	our ability to meet our other financial operating objectives;
•	the availability of qualified employees for our business operations;
•	general business and economic conditions;
•	our ability to meet our financial obligations as they become due;
•	positive cash flows and financial viability of our operations and new business opportunities;
•	ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;
•	raise additional capital, if needed, to support our operations;
•	our ability to be successful in new markets;
•	our ability to avoid infringement of intellectual property rights;
•	the positive cash flows and financial viability of our operations and new business opportunities;
•	continued demand for services of recruiters;
•	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements; and
•	our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and /or assets with our business.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Item 1A, Risk Factors” in our Annual Report on Form 10-K. Readers are urged to carefully review and consider the various disclosures made in this Prospectus and in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”) that disclose risks and uncertainties that may affect our business. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and circumstances discussed in this Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. In addition, the forward-looking statements in this Prospectus are made as of the date of this filing, and we do not undertake, and expressly disclaim any duty, to update such statements for any reason after the date of this Prospectus or to conform statements to actual results or revised expectations, except as required by law.

You should read this Prospectus and the documents that we reference herein and have filed with the SEC as exhibits to this Prospectus with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sales of securities offered by this prospectus for general corporate purposes, which may include additions to working capital, repayment of indebtedness, and financing potential acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our results of operations in future periods. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DIVIDEND POLICY

To date, we have not paid cash dividends on our Common Stock and do not plan to pay such dividends in the foreseeable future. Our board of directors will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus. To date, we have not had a fiscal year with net profits and, subject to a valuation by our board of directors of the present value of the Company’s assets, do not have surplus.

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DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the most important terms of our securities. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, Articles of Designations of the Series E (the “Series E COD”), and our Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should refer to our Articles of Incorporation, including the Series E COD, our Bylaws, and the applicable provisions of the Nevada Revised Statutes for a complete description of our capital stock. Our authorized capital stock consists of (i) 200,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. Of our preferred stock, 2,000,000 shares have been designated Series D, 775,000 shares have been designated Series E, and 200,000 shares have been designated as Series F.

As of May 28, 2026, there were 28,637,794 shares of Common Stock, as of that date, the following: (i) 1,650,000 shares of Common Stock reserved for future issuance under the 2024 Equity Incentive Plan (the “2024 Plan”), 227,530 reserved for the 2021 Equity Incentive Plan (the “2021 Plan”), and 84,200 reserved for the 2017 Equity Incentive Plan; (ii) 4,000 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $ 0.81 per share; and (iii) 301,307 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $5.08 per share.

Our Board is authorized, without stockholder approval, except as otherwise may be required by the applicable listing standards of a national securities exchange or any applicable laws, to issue additional shares of our authorized capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

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Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

As of April 30, 2026 there are no shares of Preferred Stock outstanding.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants traded on the Nasdaq Capital Market is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Philadelphia Stock Transfer, as the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. On August 12, 2024, Nevada Agency and Transfer Company (“NATCO”) became the transfer agent of record in respect of the Warrants, and acting warrant agent, with a formal warrant agency agreement with NATCO pending. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant.

The Warrants entitle the registered holder to purchase shares of common stock at a price equal to $5.50 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, on July 2, 2026.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the shares of common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of shares of common stock purchasable upon exercise of the Warrants is $5.50, The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of shares of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

Transfer Agent, Warrant Agent and Registrar

Nevada Agency and Transfer Company (“NATCO”) acts as the registrar, transfer agent, and warrant agent in respect of the Common Stock. The principal office of NATCO is located at 50 W Liberty St, #880, Reno, NV 89501, and its telephone number is (775) 322-0626.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” above will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock or our publicly-traded warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Underwriters may engage in passive market making transactions in the securities in accordance with Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Pearl Cohen Latzer Zedek Baratz LLP.

EXPERTS

The audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, incorporated by reference in the registration statement of which this prospectus forms a part, have been audited by KG CPA LLP, independent registered public accounting firm, as stated in their report thereon, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of the Company as of and for the year ended December 31, 2024, incorporated by reference in the registration statement of which this prospectus forms a part, have been audited by Salberg & Company, P.A., independent registered public accounting firm, as stated in their report thereon, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.nixxy.com/investor-relations. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus and any prospectus supplement regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in a prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus is completed, including all filings made after the date of this prospectus. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

•	our Current Report on Form 10-Q, filed with the SEC on May 13, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2026, February 26, 2026, and April 3, 2026; and

•	the description of our Common Stock, which is contained in our registration statement on Form 8-A filed with the Commission on June 29, 2021, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act, as amended, shall be incorporated by reference into this prospectus.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus. You may obtain copies of these filings, at no cost, by contacting us at:

Nixxy, Inc.

1178 Broadway, 3rd Floor

New York, NY 10001

(877) 708-8868

Attention: Corporate Secretary (877) 708-8868

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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Nixxy, Inc.

COMMON STOCK,

PREFERRED STOCK,

WARRANTS

UNITS

May [ ], 2026.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the registrant, in connection with the offering of the securities pursuant to this Registration Statement:

SEC registration fee	$13,810
Legal fees and expenses (1)	25,000
Accounting Fees (1)	10,000
Printing and Miscellaneous Fees (1)	2,000
Total	$50,810

(1) The fees in the above table are estimated as permitted under Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Item 16. Exhibits.

(a)

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
Exhibit No.	Exhibit Description	Form	Date	Number	Herewith
1.1	Form of Underwriting Agreement*
1.2	Form of Placement Agent Agreement*
3.1	Articles of Incorporation	10-Q	6/25/20	3.1(a)
3.2	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 27, 2024	8-K	9/26/24	3.1
3.3	Bylaws, as Amended	8-K	9/26/24	3.2
3.4	Certificate of Designation of Series E Convertible Preferred Stock	10-Q	6/25/20	3.1(c)
3.5	Certificate of Change pursuant to NRS 78.209, filed with Nevada Secretary of State on June 17, 2021	8-K	6/24/21	3.1
3.6	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State on August 22, 2023	8-K	8/28/23	3.1(d)
3.7	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 3, 2024	8-K	9/10/24	3.1(e)
4.1	Description of securities registered under Section 12 of the Exchange Act of 1934	10-K	08/14/24	4.7
4.2	Form of Common Stock Purchase Warrant granted on August 17, 2022	8-K	08/17/22	4.1
4.3	Form of Common Stock Certificate.*
4.4	Form of Certificate of Designations of Preferred Stock.*
4.5	Form of Preferred Stock Certificate.*
4.6	Form of Warrant and Warrant Certificate.*
5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP				Filed
23.1	Consent of Salberg & Company, P.A.				Filed
23.2	Consent of KG CPA LLP				Filed
23.3	Consent of Pearl Cohen Zedek Latzer Baratz LLP (included in Exhibit 5.1)				Filed
101.INS	XBRL Instance Document				Filed
101.SCH	XBRL Taxonomy Extension Schema Document				Filed
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				Filed
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				Filed
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				Filed
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				Filed
104	Cover Page Interactive Data File (embedded within the inline document and included in Exhibit 101)				Filed
107	Filing Fee Table				Filed

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(e)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)  That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto on May 28, 2026.

NIXXY, INC.

By:	/s/ Mike Schmidt
Mike Schmidt Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mike Schmidt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mike Schmidt	Chief Executive Officer & Director	May 28, 2026
Mike Schmidt	(Principal Executive Officer)

/s/ MeiLin Yu	Chief Financial Officer	May 28, 2026
MeiLin Yu	(Principal Financial and Accounting Officer)

/s/ Lillian Mbeki	Director	May 28, 2026
Lillian Mbeki

/s/ Ashissh Raichura	Director	May 28, 2026
Ashissh Raichura

/s/ Elsa Sung	Director	May 28, 2026
Elsa Sung

/s/ David Kratochvil	Director	May 28, 2026
David Kratochvil

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